Exhibit 10.3
Member Interest Pledge Agreement
     Member Interest Pledge Agreement (“Pledge Agreement”) dated as of January 1, 2009 between Renegy Holdings, Inc., a Delaware corporation (the “Pledgor”), and AZ Biomass LLC, a Delaware limited liability company (“Pledgee”).
Recitals
     A. Pledgor and Pledgee have entered into that certain Member Interest Purchase Agreement dated January 1, 2009 (the “Purchase Agreement”), pursuant to which Pledgee has purchased all the outstanding Class A membership interests of Snowflake White Mountain Power, LLC, an Arizona limited liability company (“Snowflake” or the “Company”) and Pledgor remains the owner of all the outstanding Class B membership interests of Snowflake, which membership interests (the “Member Interest”) have the rights, preferences and privileges set forth in the Amended and Restated Limited Liability Company Agreement of the Company dated as of January 1, 2009 (the “Operating Agreement”).
     B. The Pledgor may have certain payment obligations to the Pledgee under the terms of Section 11.01 of the Purchase Agreement. As security for due and punctual performance of all such payment obligations to Pledgee under the terms of the Purchase Agreement, the Pledgor has agreed to pledge the Member Interest (and all of Pledgor’s rights, privileges, authority and power thereunder as a member of the Company) to the Pledgee pursuant to the terms of this Pledge Agreement.
     C. Pledgee is entering into the Purchase Agreement in reliance on the execution and delivery by Pledgor of this Pledge Agreement.
     NOW THEREFORE, in consideration of the following premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:
     1. The Pledgor hereby pledges and grants to the Pledgee a continuing lien on and a perfected security interest in the Member Interest (and all of Pledgor’s rights, privileges, authority and power as a member of the Company) as security for the due and punctual performance of all its payment obligations to Pledgee under the terms of Section 11.01 of the Purchase Agreement, including any extensions, modifications, substitutions, amendments and renewals thereof, which lien and security interest shall be subordinate, in all respects, to the lien and security interest in the Member Interest granted to CoBank, ACB, as Administrative Agent and Collateral Agent (“CoBank”) pursuant to that certain Pledge Agreement dated as of October 1, 2007 between Pledgor and CoBank (as amended, the “RH CoBank Pledge”), in accordance with the terms of that certain Subordination Agreement dated as of January 1, 2009 among Pledgor, Pledgee and CoBank (the “Subordination Agreement”).

     2. The Pledgee hereby accepts the Pledgor’s pledge of the Member Interest as security for the due and punctual performance of all Pledgor’s payment obligations to Pledgee under the terms of Section 11.01 of the Purchase Agreement.
     3. An “Event of Default” shall occur hereunder if the Pledgor fails to perform any payment obligations of the Pledgor to the Pledgee when required under Section 11.01 of the Purchase Agreement, and such failure continues for 10 days after the Pledgee delivers written notice of such failure to the Pledgor. Unless and until there occurs an Event of Default that is continuing, the Pledgor is entitled with respect to the Member Interest:
          (a) to (i) exercise any and all voting rights and powers relating or pertaining to the Member Interest at meetings of members of the Company, (ii) exercise any and all consensual rights and powers in respect of the Member Interest and (iii) consent to, ratify or waive notice of meetings of the members of the Company or otherwise take any action permitted by a member of the Company; and
          (b) to receive, collect, have paid over and retain all distributions to which it is entitled under the terms of the Operating Agreement (as then in effect), except (i) distributions paid in the form of additional membership interests (or similar securities) in the Company (or any subsidiary or Affiliate thereof), including without limitation any such interests issued in a Split, (ii) distributions in property other than cash, (iii) proceeds from a sale by or on behalf of Pledgor of the Member Interest (or any portion thereof) and (iv) liquidation dividends (either partial or complete) (collectively, “Excepted Dividends”), and whether regular, special or made in connection with a partial or total liquidation of the Company, and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Member Interest. All Excepted Dividends shall constitute additional security for the Pledgee’s performance of its payment obligations to Pledgee under Section 11.01 of the Purchase Agreement and shall be pledged to Pledgee by the Pledgor. The Pledgor shall have all of the same powers and rights with respect to all Excepted Dividends as it has in respect of the Member Interest and such Excepted Dividends shall be considered part of the Member Interest pledged hereunder. As used in this Pledge Agreement, the term “Split” means any transfer (including, without limitation, payment, issuance or other awarding) of any securities, property or rights to any person or entity by virtue or in respect of its ownership of Member Interests and shall include, without limitation, (i) payment of dividends or other distributions in the form of units, debt instruments or other property the value of which depends materially on the future results of the Company’s operations, (ii) membership interests splits or reverse splits, (iii) unit exchanges and (iv) transfers, payments, issuances and awards resulting from any consolidation, reorganization, recapitalization, merger or combination.
     4. During the term of this Pledge Agreement, (a) if any distributions in the form of equity ownership interests in the Company, reclassification, readjustment, or other change is declared or made in the capital structure of the Company, or any subscription, warrant or other option is issued with respect to the Member Interest (including without limitation any equity interest or right issued in connection with a

Split), all new, substituted, or additional interests or other securities issued by reason of this change or option shall be considered as part of the Member Interest; and (b) Pledgor shall not (i) subject the Member Interest (or any portion thereof) to any lien, security interest, encumbrance, pledge, charge or preferential arrangement, other than any lien that is herein created or otherwise permitted by this Section 4 or (ii) transfer, assign or grant any other person or entity any right or interest in the Member Interest (or any portion thereof), including any option therein (other than as contemplated by this Section 4). Pledgor represents that it has the full right, power and authority to pledge the Member Interest to Pledgee hereunder and that it is the sole legal, record and beneficial owner of the Member Interest free and clear of any lien, right or option ( collectively, “Liens”) other than the security interest granted herein, Liens under the Operating Agreement in favor of Pledgee and arising by, through or under Pledgor, and Liens existing on or prior to the date hereof, including without limitation all the Liens and rights granted to CoBank and the Lenders (or any transferee thereof) as set forth or as contemplated by the RH CoBank Pledge and the Subordination Agreement.
     5. Upon an Event of Default and during the continuance thereof, the Pledgee may exercise all rights and remedies of a pledgee and secured party under New York law, without presentment, demand, protest or notice of any kind, all of which Pledgor hereby waives, but subject to the applicable terms and conditions of the Subordination Agreement. The exercise of any such rights and remedies shall not preclude Pledgee from exercising any other right or remedy it may have against Pledgor under any other applicable law; provided that such exercise is expressly permitted under the terms of the Subordination Agreement.
     6. The Pledgee agrees to notify the Pledgor of all notices it receives with respect to the Member Interest.
     7. Pledgor will not hereafter suffer or allow any Liens to arise against or with respect to the Member Interest in favor of any persons or entities other than: (a) Liens existing on the Member Interest on or prior to the date hereof (including without limitation the lien created by the RH CoBank Pledge); (b) Liens in favor of Pledgee; and (c) Liens arising under the Operating Agreement. Pledgor also agrees that it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably requested by Pledgee in order to perfect, maintain and protect the security interest and rights herein granted or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Member Interest. Subject to the foregoing, and subject to all the rights of CoBank and the Lenders as set forth or as contemplated by the RH CoBank Pledge and the Subordination Agreement, Pledgor will at all times defend the Member Interest against any and all claims of any person adverse to the interests of Pledgee.
     8. “Termination” of this Pledge Agreement shall occur upon the earlier to occur (a) the performance in full by Pledgor of all its payment obligations under Section 11.01 of the Purchase Agreement, including payment of all accrued and unpaid interest thereunder and (b) the repurchase by Pledgor of the Class A membership interests; provided, that if Pledgee has made any claims under Section 11.01 of the Purchase

Agreement prior to such repurchase, this Pledge Agreement shall continue in full force and effect with respect to such claims, but only until they are finally resolved or satisfied pursuant to the relevant provisions of the Purchase Agreement (at which time Termination of this Pledge Agreement shall occur). Upon Termination, as set forth herein, the security interest Pledgor pledged and granted to and for the benefit of Pledgee pursuant to this Pledge Agreement shall terminate and be of no further force and effect, and Pledgee shall return the certificates, if any, representing the Member Interest and all other collateral held pursuant to this Pledge Agreement to the Pledgor.
     9. All notices, demands or other communications required or permitted to be given under this Pledge Agreement shall be in writing and shall be given by hand delivery, reputable overnight courier (such as Federal Express), facsimile transmission or certified mail, return receipt requested, to the parties at the addresses set forth under the applicable party’s signature in this Pledge Agreement, and shall be deemed given (a) upon delivery in the case of hand delivery or delivery by overnight courier, (b) upon written confirmation of transmission in the case of facsimile transmission if received during normal business hours, otherwise the next business day and (c) three (3) days after mailing in the case of certified mail. Any party may, by written notice to the other party as provided in this section, change the place to which all further notices to such party shall be sent.
     10. This Pledge Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     11. This Pledge Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. This Pledge Agreement is not assignable by Pledgor except by operation of law; provided that nothing in this sentence shall be construed to limit Pledgor’s rights to assign the Member Interest pursuant to Section 10.3 of the Operating Agreement. Pledgee may assign this Pledge Agreement to any person or entity upon written notice to Pledgee; provided that concurrently therewith Pledgee assigns to such person or entity all but not less than all of its membership interests in the Company in accordance with Section 10.2 of the Operating Agreement and any such assignee agrees to assume all of Pledgee’s obligations under the Subordination Agreement.
     12. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES REGARDING CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 AND 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY SUBMITS

TO THE EXCLUSIVE JURISDICTION OF ANY OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE APPELLATE COURTS FROM ANY THEREOF AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS PROVIDED FOR HEREIN. THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THE COURTS DESCRIBED IN THIS SECTION FOR THE PURPOSE OF ALL ACTIONS AND WAIVE ALL OBJECTIONS TO VENUE AND THE RIGHT TO ASSERT THAT A COURT CHOSEN UNDER THIS SECTION IS IMPROPER BASED ON THE DOCTRINE OF FORUM NON CONVENIENS. TO THE EXTENT THAT SUCH COURTS REFUSE TO EXERCISE JURISDICTION HEREUNDER, THE PARTIES AGREE THAT JURISDICTION SHALL BE PROPER IN ANY COURT IN WHICH JURISDICTION MAY BE OBTAINED.
     13. The paragraph headings of this Pledge Agreement have been used solely for convenience, and are not intended to describe, interpret, define or limit the scope of this Pledge Agreement. Conflicts or discrepancies, errors or omissions in this Pledge Agreement will not be strictly construed against the drafter of the contract language; rather they shall be resolved by applying the most reasonable interpretation under the circumstances giving full consideration to the intentions of the parties at the time of contracting. Capitalized terms used herein without definition shall have the same meanings ascribed to them in the Purchase Agreement.
     14. If any provision or portion of this Pledge Agreement is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Pledge Agreement, the remaining provisions and portions thereof shall continue in full force and effect and the unenforceable or null and void provision shall be replaced by a valid and enforceable provision that comes closest to the intent of the parties.
     15. This Pledge Agreement may be executed by facsimile signature and in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
     16. This Pledge Agreement (together with the Subordination Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces all previous verbal or written agreements that the parties may have made with respect to such subject matter.
     17. In the event of any suit, action or other proceeding arising out of or based on this Pledge Agreement, the prevailing party shall be entitled to receive from the non-prevailing party all reasonable attorneys’ fees and court costs incurred in connection therewith.

     18. The obligations and duties of the Pledgor hereunder shall not constitute a debt or obligation of any current or future shareholder of Pledgor, or any direct or indirect member, shareholder or other owner of such shareholder (each, a “Non-Recourse Person”). None of the Non-Recourse Persons shall be liable for any amount due under this Pledge Agreement, the Purchase Agreement or the Operating Agreement, and Pledgee shall not (a) assert or seek to assert any claim against, (b) name in any civil action or proceeding or arbitration, or (c) seek or obtain any judgment (including, without limitation, a deficiency or personal judgment), order or decree against any Non-Recourse Person for payment of the obligations evidenced by this Pledge Agreement, the Purchase Agreement or the Operating Agreement, or damages in respect thereof. No property or assets of a Non-Recourse Person (other than the Member Interest pledged hereunder) shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought with respect to this Pledge Agreement, the Purchase Agreement or the Operating Agreement.
     19. Notwithstanding the provisions of the preceding paragraph above to the contrary, nothing contained in this Pledge Agreement shall be construed to (a) impair or limit any of the obligations or duties of Pledgor or Pledgee under the Purchase Agreement or the Operating Agreement; (b) impair or limit the validity of the obligations set forth in this Pledge Agreement, the Purchase Agreement or the Operating Agreement or prevent the taking of any action permitted by law against Pledgor or Pledgee or their properties or assets or the proceeds of such assets; or (c) prevent the commencement of any action, suit or proceeding against any persons or entities (or prevent the service of papers upon any persons or entities) solely for the purpose of obtaining jurisdiction over Pledgor or Pledgee, as the case may be.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the date first written above.

Pledgor:			Pledgee:
Renegy Holdings, Inc.			AZ Biomass LLC

By:	/s/ Robert M. Worsley		By:	Antrim	Corporation

	Name:	Robert M. Worsley	Its:	Manager
	Title:	Chief Executive Officer	By:	/s/ Francine E. Lyons

				Name:	Francine E. Lyons
				Title:	Vice President

Address for Notices:			Address for Notices:

3418 North Val Vista Drive			AZ Biomass LLC
Mesa, Arizona 85213			c/o State Street Bank and Trust Company,
Attn: Robert M. Worsley			Energy Credit Investments
Facsimile: (480) 556-5500			State Street Financial Center
One Lincoln Street, SFC 12
Boston, Massachusetts 02110-2900
Attn: Francine E. Lyons
Facsimile: Fax:(617)-664-4850

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